Exhibit 4.7

AMENDMENT NO. 1 TO THE

REGISTRATION RIGHTS AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Registration Rights Agreement, dated as of December 30, 2013 (the “Registration Rights Agreement”), by and among Paycom Software, Inc., Paycom Payroll, LLC, Welsh, Carson, Anderson & Stowe X, L.P., WCAS Management Corporation, WCAS Capital Partners IV, L.P., WCAS Paycom Holdings, Inc., each of the Persons listed on the signature pages attached to the Registration Rights Agreement and each other Person who executed a joinder thereto, is entered into as of May 13, 2015. Capitalized terms used in this Amendment but not otherwise defined herein shall have the respective meanings assigned to them in the Registration Rights Agreement.

WHEREAS, pursuant to Section 11(c) of the Registration Rights Agreement, the provisions of the Registration Rights Agreement may be amended upon the prior written consent of the Company and the Holders of not less than a majority of the Registrable Securities.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the undersigned, being the Holders of not less than a majority of the Registrable Securities, give their written consent to amend the Registration Rights Agreement as follows:

1.   Amendment to Section 2(d)(i). Section 2(d)(i) of the Registration Rights Agreement is hereby deleted in its entirety and replaced with the following:

At any time that the Company is eligible to use Form S-3, upon the written request of any Holder of WCAS Registrable Securities (the “Shelf Demand Notice”), the Company shall use its best efforts to file with the Commission following the receipt of such Shelf Demand Notice, one or more registration statements with respect to the Registrable Securities under the Securities Act for the offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (the “Shelf Registration  Statement”). If such Shelf Registration Statement is not automatically declared effective by the Commission or does not automatically become effective, the Company shall use its best efforts to cause such Shelf Registration Statement to be declared effective by the Commission as soon as practicable after the filing thereof. The Shelf Registration Statement shall be on an appropriate form and the registration statement and any form of prospectus included therein (or prospectus supplement relating thereto) shall reflect the plan of distribution or method of sale as the Holders may from time to time notify the Company of. Following the receipt by the Company of any Shelf Demand Notice, all of the WCAS Registrable Securities shall be included in the Shelf Registration Statement without any further action unless a smaller number is requested or a dollar amount is registered. If not all of the WCAS Registrable Securities are included, a Holder of WCAS Registrable Securities may submit subsequent Shelf Demand Notices. Other Holders shall be afforded eighteen hours following facsimile or email notice or notice by personal delivery to decide to include Registrable Securities in proportion to the WCAS Registrable Securities that are included.

2.   Amendment to Section 10. Section 10 of the Registration Rights Agreement is hereby deleted in its entirety and replaced with the following:

All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, sent via a nationally recognized overnight courier, sent via facsimile to the recipient accompanied by a certified or registered mailing or sent via email. Such notices, demands and other communications will be sent to the applicable parties hereto at such address or to the attention of such other person as is specified in the Company’s books and records or such other address or to the attention of such other Person as the recipient party shall have either directly or indirectly (through a representative of the recipient party) specified to the sending party.

3.   Miscellaneous.

(a) Effect of Amendment. In the event of any inconsistency or conflict between the Registration Rights Agreement and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control. Except as modified by this Amendment, the Registration Rights Agreement shall continue in full force and effect. Nothing in this Amendment shall be construed to modify any provision of the Registration Rights Agreement or in any other document or instrument delivered in connection therewith, other than those provisions of the Registration Rights Agreement specifically amended as set forth in this Amendment.

(b) Entire Agreement. This Amendment and the Registration Rights Agreement contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. Any reference to the Registration Rights Agreement after this Amendment is first effective shall be deemed to be a reference to the Registration Rights Agreement as amended hereby.

(c) Successors and Assigns. All covenants and agreements in this Amendment by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Amendment which are for the benefit of purchasers or Holders are also for the benefit of, and enforceable by, any subsequent Holder.

(d) Severability. Whenever possible, each provision of this Amendment will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Amendment.

(e) Counterparts. This Amendment may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Amendment.

(f) GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAWS OR CONFLICT OF LAWS PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(g) Descriptive Headings. The descriptive headings of this Amendment are inserted for convenience only and do not constitute a part of this Amendment.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed and consented to this Amendment No. 1 to the Registration Rights Agreement as of the date first above written.

Paycom Software, Inc.

By:	/s/ Chad Richison
Name: Chad Richison
Title: CEO

Paycom Payroll, LLC

By:	/s/ Chad Richison
Name: Chad Richison
Title: CEO

[Signature Page to Amendment No. 1 to the Registration Rights Agreement]

Welsh, Carson, Anderson & Stowe X, L.P.

By: WCAS X Associates LLC Its: General Partner

By:	/s/ Jonathan Rather
Name: Jonathan Rather
Title: Managing Member

WCAS Capital Partners IV, L.P.

By: WCAS CP IV Associates LLC Its: General Partner

By:	/s/ Jonathan Rather
Name: Jonathan Rather
Title: Managing Member

WCAS Management Corporation

By:	/s/ Jonathan Rather
Name: Jonathan Rather
Title: Treasurer and Assistant Secretary

WCAS Paycom Holdings, Inc.

By:	/s/ Jonathan Rather
Name:
Title:

[Signature Page to Amendment No. 1 to the Registration Rights Agreement]

Ernest Group, Inc.

By:	/s/ Chad Richison
Name: Chad Richison
Title: President

The Ruby Group, Inc.

By:	/s/ Chad Richison
Name: Chad Richison
Title: President

[Signature Page to Amendment No. 1 to the Registration Rights Agreement]